                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              COURIER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               COURIER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 16, 2003



To the Stockholders of
   COURIER CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of COURIER CORPORATION (the "Corporation") will be held at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, at ll:00 A.M. on Thursday, January 16, 2003 for the following purposes:

         1. To elect three Class B Directors to hold office for a term of three years and until their respective successors shall be elected and shall have qualified;

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on November 22, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                     By order of the Board of Directors,



                                     F. BEIRNE LOVELY, JR., CLERK



15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 6, 2002

         IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT

                               COURIER CORPORATION
                                15 WELLMAN AVENUE
                      NORTH CHELMSFORD, MASSACHUSETTS 01863

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 16, 2003

                             NATURE OF SOLICITATION

         This Proxy Statement is furnished in connection with and accompanies a Proxy for and Notice of Annual Meeting of Stockholders (the "Notice") of Courier Corporation (the "Corporation" or "Courier"), to be held January 16, 2003 at ll:00 A.M. at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, for the purposes set forth in said Notice. The solicitation is made on behalf of the Board of Directors of the Corporation.

         This Proxy Statement and the accompanying Notice and Proxy Card (the "Proxy") are first being sent to stockholders on or about December 6, 2002. The Board of Directors has fixed the close of business on November 22, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

         The cost of preparing, assembling and mailing the Proxy and Notice and this Proxy Statement and of soliciting Proxies is to be borne by the Corporation. In addition to the use of the mails, solicitation may be made by telephone and personally by employees and Directors of the Corporation. Georgeson Shareholder has been hired by the Corporation to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise, at a fee of approximately $4,000. The Corporation will also bear the expense of banks, brokers and other fiduciaries or nominees who may forward Proxies and proxy material to beneficial owners of shares held of record by such holders of record.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it prior to the exercise of the powers conveyed by it by filing with the Clerk of the Corporation a written revocation or duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person. Unless a Proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or at any adjournment thereof in the manner hereinafter described.

         The Annual Report of the Corporation for the fiscal year ended September 28, 2002, including financial statements for the fiscal year ended September 28, 2002, is being mailed to stockholders concurrently with this Proxy Statement.

                                VOTING SECURITIES

         As of the Record Date, the securities outstanding and entitled to vote at the Annual Meeting consist of 5,213,867 shares of Common Stock, par value $1 per share, of the Corporation (the "Common Stock"). Only holders of record at the close of business on

November 22, 2002 will be entitled to vote at the meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share held. A majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting constitutes a quorum for the meeting (2,606,934 shares). Abstentions and broker non-votes shall be counted in determining the number of shares present at the meeting.

         A plurality of votes properly cast for the election of Directors by stockholders attending the meeting in person or by proxy will elect Directors to office. A majority of votes properly cast at the meeting is required for approval of other matters presented at the meeting, unless a larger vote is required by law, or by the Corporation's Articles of Organization, as amended or By-Laws. Abstentions and broker non-votes will not be counted as votes cast at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 22, 2002, the ownership of Common Stock of the Corporation by each Director, by each executive officer named in the Summary Compensation Table below (each a "Named Executive Officer"), by all Directors and executive officers of the Corporation as a group, and by any person or group known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned by each person and entity is determined according to the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty days of November 22, 2002 through the exercise of an option or similar right. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as owned by such person or entity.

                                    Number of Shares
                                       Beneficially                % of Shares
         Name                        Owned (1)(2)(3)               Outstanding
         -----                     --------------------            ------------
James F. Conway III                      526,362 (4)                  10.0%
Kathleen Foley Curley                     17,478                       0.3%
Richard K. Donahue                        37,600                       0.7%
Edward J. Hoff                           167,779                       3.2%
Arnold S. Lerner                          23,265 (5)                   0.4%
W. Nicholas Thorndike                     26,900 (6)                   0.5%
George Q. Nichols                         27,057                       0.5%
Robert P. Story, Jr.                     135,948 (7)                   2.6%
Peter D. Tobin                            14,882                       0.3%
Peter M. Folger                           30,273                       0.6%
All Directors and Executive Officers
  as a Group (10 persons)              1,007,544                      18.7%
Artisan Partners                         442,994 (8)                   8.5%
T. Rowe Price Associates, Inc.           497,500 (9)                   9.5%


(1) The information concerning the amount of Common Stock of the Corporation beneficially owned by each of the Directors and executive officers was furnished to the Corporation by each such Director or executive officer.

(2) Includes shares subject to options exercisable within sixty days as follows:
Mr. Conway, 27,834; Ms. Curley, 5,200; Mr. Donahue, 20,500; Mr. Hoff, 32,500;
Mr. Lerner, 17,150; Mr. Thorndike, 3,600; Mr. Story, 36,333; Mr. Tobin, 7,575;
Mr. Folger, 11,250; and all Directors and executive officers as a group, 162,942. For purposes of calculating the percentage of shares outstanding with respect to each individual and the group, the shares subject to such options have been treated as if they were issued and outstanding only as to such individual or group.

(3) Includes shares allocated to individual accounts in the Courier Employee Stock Ownership Plan (the "ESOP") as follows: Mr. Conway, 3,840; Mr. Nichols, 4,128; Mr. Story, 2,732; Mr. Tobin, 100; and Mr. Folger, 1,768.

(4) Includes 252,919 shares owned by the James F. Conway, Jr. Trusts of which Mr. Conway III is a trustee with shared voting and investment power as to these shares. Mr. Conway's address is c/o the Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

(5) Includes 2,250 shares owned by Mr. Lerner's wife, as to which shares Mr. Lerner disclaims beneficial ownership.

(6) Includes 2,800 shares owned by the William and Joan Thorndike Trusts of which Mr. Thorndike is a trustee with shared voting and investment power as to these shares, but to which he disclaims beneficial ownership. Mr. Thorndike's grandchildren are the beneficiaries of that trust.

(7) Includes 1,800 shares owned by Mr. Story's wife, as to which shares Mr. Story disclaims beneficial ownership.

(8) Based upon information provided by Artisan Partners Limited Partnership as of November 22, 2002. Artisan Partners serves as investment adviser with shared voting and shared dispositive power over these shares, which are owned by Artisan Partners' clients. The address for Artisan Partners is 1000 North Water Street, Suite 1770, Milwaukee, WI 53202.

(9) Based upon information provided by T. Rowe Price Associates, Inc. as of November 22, 2002. The total shares held of 497,500 are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 420,000 shares representing 8.1% of the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or power to vote the securities. T. Rowe Price Associates has sole dispositive power for the entire holding of 497,500 shares and has sole voting power for 77,500 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.


                          ITEM 1: ELECTION OF DIRECTORS

         Pursuant to the By-Laws, the Corporation's directorships are divided into three classes, consisting of Class A, Class B and Class C Directors. The term of each directorship is three years and the terms of the three classes are staggered in such a manner that only one class is elected in any one year. Three Class B Directors are to be elected at the 2003 Annual Meeting. Each of the three Class B Directors will serve until the 2006 Annual Meeting and until his or her successor shall have been elected and shall have qualified or until his or her earlier death, incapacity, resignation or removal. It is proposed that Proxies not limited to the contrary will be voted to elect James F. Conway III, Kathleen Foley Curley and W. Nicholas Thorndike as Class B Directors. Messrs. Conway and Thorndike and Dr. Curley are presently Class B Directors having terms expiring at the 2003 Annual Meeting. If some unexpected occurrence should make necessary, in the judgement of the Board of Directors, the substitution of some other person for any of the nominees, it is the intention of the persons named in the Proxy to vote for the election of such other person as may be designated by the Board of Directors.

         Messrs. Conway and Thorndike and Dr. Curley were previously elected by the stockholders.

NOMINEES FOR ELECTION AS CLASS B DIRECTORS

JAMES F. CONWAY III -- Mr. Conway, age 50, has been a Director of the Corporation since 1988. Mr. Conway was elected Chairman of the Corporation on September 22, 1994 and continues as President and Chief Executive Officer. He had been Acting Chairman, President and Chief Executive Officer since December 1992, and President and Chief Operating Officer from 1988 to 1992. He is a Director of Enterprise Bank and Trust Company. If elected, Mr. Conway will serve as a Class B Director until the 2006 Annual Meeting.

W. NICHOLAS THORNDIKE -- Mr. Thorndike, age 69, has been a Director of the Corporation since 1989. He serves as a Corporate Director or Trustee of a number of organizations, including Providence Journal Company, The Putnam Funds and Northeastern University. He has also served as a Trustee of Massachusetts General Hospital from 1969 to 1999 and now serves as Honorary Trustee, and was the Chairman of the Board from 1987 to 1992 and President from 1992 to 1994. Until December 1988, he was Chairman and Managing Partner of Wellington Management Company. If elected, Mr. Thorndike will serve as a Class B Director until the 2006 Annual Meeting.

KATHLEEN FOLEY CURLEY - Dr. Curley, age 51, has been a Director of the Corporation since February 1995. She joined Boston University School of Management as a Research Professor in 2002. She had been Senior Vice President and Chief Community Builder at Communispace Corporation from 2000 to 2002 and Executive Director of Lotus Institute since 1999 and Director of Research from 1996 to 1999. She was an Associate Professor at Northeastern University College of Business Administration in Management Information Systems between 1986 and 1997. Prior to her association with Northeastern University, she was a visiting scholar at MIT - Center for Information Systems Research and an instructor at the Harvard Graduate School of Business Administration. If elected, Dr. Curley will serve as a Class B Director until the 2006 Annual Meeting.

DIRECTORS CONTINUING IN OFFICE

         The following persons are incumbent Directors and have unexpired terms as Class B and Class C Directors as indicated.

RICHARD K. DONAHUE -- Mr. Donahue, age 75, has been a Director of the Corporation since June 1995. He is Vice Chairman of NIKE, Inc. of Beaverton, Oregon and a member of the NIKE Board of Directors since 1977. He previously served as President and Chief Operating Officer of NIKE, Inc. from 1990 to 1994. He was a partner in the law firm of Donahue & Donahue Attorneys, P.C. and is presently in private practice. Mr. Donahue was previously elected as a Class A Director to serve until the 2005 Annual Meeting.

EDWARD J. HOFF -- Mr. Hoff, age 47, has been a Director of the Corporation since 1989. He joined IBM as Vice President, Learning in 2001 and serves as a member of the IBM Senior Leadership Group. He also became Chairman of Leadership Development Inc., a management development firm, having served as President since 1998. He was a Partner at The Center for Executive Development from 1992 to 1998. Mr. Hoff was previously elected as a Class A Director to serve until the 2005 Annual Meeting.

ROBERT P. STORY, JR. -- Mr. Story, age 51, has been a Director of the Corporation since February 1995. He is Senior Vice President and Chief Financial Officer of Courier Corporation. Mr. Story is also responsible for Dover Publications, Inc., as well as Courier's book manufacturing operations. He joined Courier in 1986 as Vice President and Treasurer and was elected Senior Vice President and Chief Financial Officer in April 1989. Mr. Story was previously elected as a Class A Director to serve until the 2005 Annual Meeting.

ARNOLD S. LERNER -- Mr. Lerner, age 72, has been a Director of the Corporation since 1989. He is a Director, Vice Chairman and Clerk of Enterprise Bank and Trust Company. He is a member of Mount Washington Radio and Gramophone LLC, of Conway, NH and had been a partner in sixteen radio stations. Mr. Lerner was previously elected as a Class C Director to serve until the 2004 Annual Meeting.

GEORGE Q. NICHOLS -- Mr. Nichols, age 73, has been a Director of the Corporation since March 1995. He is Senior Vice President of Courier Corporation and became Chairman of National Publishing Company, a wholly-owned subsidiary of Courier Corporation, in 2000. He had previously been President of National Publishing Company since 1976. Mr. Nichols was previously elected as a Class C Director to serve until the 2004 Annual Meeting.


BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Corporation held a total of 9 meetings during the fiscal year ended September 28, 2002.

         The Board of Directors has an Audit and Finance Committee, a Compensation and Management Development Committee and a Nominating Committee.

         The Audit and Finance Committee (the "Audit Committee") consists of Messrs. Donahue, Hoff, Lerner, and Thorndike, and Dr. Curley, with Mr. Lerner serving as Chairperson. All the members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The functions of the Audit Committee include recommendation of independent auditors for the Corporation; consultation with the Corporation's independent auditors regarding the plan of audit; review, in consultation with the independent auditors, of their audit report and management letter and review of reports and recommendations of the Corporation's internal audit department. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee held four formal meetings during the last fiscal year. A part of each of two of the meetings was held with representatives of the Corporation's independent auditors outside of the presence of management.

         The Compensation and Management Development Committee (the "Compensation Committee") consists of Messrs. Donahue, Hoff, Lerner, and Thorndike, and Dr. Curley, with Mr. Hoff serving as Chairperson of the Committee. The Compensation Committee administers the Corporation's executive compensation programs and approves the compensation of executive officers. The Compensation Committee held two formal meetings during the last fiscal year.

         The Nominating Committee was established in April 2001 and consists of Messrs. Donahue, Hoff, Lerner, and Thorndike, and Dr. Curley, with Dr. Curley serving as Chairperson of the Committee. The Nominating Committee reviews and assesses the composition of the Board of Director's and assists in identifying potential new candidates for Director. The Nominating Committee will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Corporation's By-Laws. See "MISCELLANEOUS - Stockholder Proposals." The Nominating Committee held one formal meeting during the last fiscal year.

         Each Director attended at least 75% of the total number of meetings held by the Board of Directors and any committees on which he or she served during fiscal year 2001.

DIRECTORS' COMPENSATION

         The Corporation paid its non-employee Directors (Messrs. Donahue, Hoff, Lerner, and Thorndike and Dr. Curley) an annual retainer of $16,000 and meeting fees of $1,000 per meeting of the Board of Directors and $800 per meeting for any committee meetings of the Board of Directors attended. The Corporation paid annual retainer fees to non-employee Directors who serve as Chairperson of committees of the Board of Directors as follows: Compensation Committee, $10,000; Audit Committee, $7,500; and Nominating Committee, $5,000. Non-employee Directors are allowed, at their election, to receive all or one-half of their annual retainer fees for services as Directors and as Chairperson of Committees in the form of stock options pursuant to the Deferred Income Plan discussed below.

1989 DEFERRED INCOME STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         The 1989 Deferred Income Stock Option Plan for Non-Employee Directors (the "Deferred Income Plan") provides for the issuance of stock options for shares of the Corporation's Common Stock to each non-employee Director of the Corporation who elects to receive such options in lieu of 50 percent or 100 percent of each annual retainer receivable by him or her for services as a Director and as a Chairperson of a Committee of the Board of Directors. Elections under the Deferred Income Plan may be made only as to compensation paid for services rendered six months after the date of the election. Options are granted on the first day of each fiscal year, or in the case of a newly elected Director, on the first day of the seventh month after his or her election to participate (the "Grant Date") or on the effective date of any retainer increase.

         The per share exercise price for each option granted pursuant to the Deferred Income Plan is $5 less than the average of the closing sales price per share of Common Stock for the five consecutive trading days next preceding the Grant Date of the option, but in no event less than $1 per share. The exercise price is payable in cash, or in shares of Common Stock, or a combination of the two. The number of shares of Common Stock for which options will be granted to a participating Director as of any Grant Date is one-fifth of the dollar amount by which his or her stipend is reduced on account of his or her election to participate in the Deferred Income Plan.

         Each option granted under the Deferred Income Plan is exercisable on and after its Grant Date to the extent of 25% of the total number of shares subject to the option. Provided that the optionee is then serving as a Director, an option becomes exercisable as to an additional 25% of the shares subject to the option on and after each January 1, April 1 and July 1 next following its Grant Date. Each option granted under the Deferred Income Plan expires five years after its Grant Date. Unexpired options held by a participating Director at the termination of his or her service as a Director may be exercised, to the extent they had become exercisable before such termination, within three months after the date of such termination. Unexpired options held by a participating Director at his or her death may be exercised within one year after his or her death by his or her personal representative, to the extent they had become exercisable before his or her death.

         The Board of Directors has no authority under the Deferred Income Plan to select optionees or to set the number of shares covered by an option or the exercise price of an option, but subject to the foregoing limitations the Board of Directors may administer and construe the Deferred Income Plan and the stock option agreements pursuant to the Deferred Income Plan. On November 5, 1998, the Board of Directors voted to extend the term of the plan indefinitely and received approval from the shareholders at the 1999 Annual Meeting.

         Of the five persons currently eligible to participate in the Deferred Income Plan, Messrs. Donahue, Hoff, Lerner, and Thorndike and Dr. Curley have elected to participate. Options for 3,200 shares to each of Messrs. Donahue, and Thorndike and Dr. Curley, 5,200 shares to Mr. Hoff and 4,200 shares to Mr. Lerner were granted on October 1, 2001 at an exercise price of $16.28 per share. An option for 500 shares was granted to Mr. Lerner on April 25, 2002 at an exercise price of $37.45 per share.


                             AUDIT COMMITTEE REPORT

         The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation's financial reporting process.

         Management is responsible for the preparation, presentation, and integrity of the Corporation's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Corporation's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

         The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended September 28, 2002 with the Corporation's management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61 as amended, "Communication with Audit Committees". In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 28, 2002, for filing with the Securities and Exchange Commission.

         Kathleen Foley Curley              Arnold S. Lerner
         Richard K. Donahue                 W. Nicholas Thorndike
         Edward J. Hoff

FEES PAID TO DELOITTE & TOUCHE LLP

         The following table shows the fees for the audit and other services provided by Deloitte & Touche LLP for fiscal year 2002.

Audit Fees                                                      $239,000
Financial Information System Design and Implementation              -
All Other Fees                                                   140,000
                                                               -----------
         Total                                                  $379,000
                                                               ===========

         The Audit Committee has considered whether the provision of the non-audit services listed as "All Other Fees" in the table above is compatible with maintaining the independence of Deloitte & Touche LLP.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee ("the Committee") is comprised entirely of non-employee, independent members of the Board of Directors. It is the responsibility of the Committee to review the performance and set the compensation of the Chief Executive Officer; and to review and approve all compensation arrangements for executive officers, including cash compensation, stock awards, employment/severance agreements and special benefits, where applicable. Actions by the Committee are periodically reported to and, in appropriate cases, ratified by the Board.

         The Committee approved the Executive Compensation Program in 1994 for all executives, and the program was continued in 2002. At its discretion, the Committee may retain an independent compensation consultant to assist the Corporation in evaluating the Executive Compensation Program to ensure it continues to match directly the strategy and organizational focus that the Corporation has established for achieving competitive success, higher profits and maximizing shareholder returns.

PHILOSOPHY

         The Executive Compensation Program is designed to:

         o attract and retain high quality management talent and to motivate them to build and sustain value for shareholders,

         o provide aggregate compensation opportunities that, when performance goals are achieved, will be comparable to those provided by other companies with revenues and operating characteristics similar to the Corporation, and

         o establish for employees in management positions a significant risk/reward compensation structure through incentive pay plans.

EXECUTIVE COMPENSATION PROGRAM

         The executive compensation program consists of four compensation components that together comprise a total compensation amount established for each executive officer. In determining total compensation amounts, the Corporation reviews compensation survey data of other companies of a similar revenue size, in similar markets as the Corporation, and in regional areas in which the Corporation competes for executive talent. There is no special attempt to set total compensation of executive officers to particular levels (e.g., median, salary midpoint, etc.) within the survey data. Since three of the four compensation components in the executive compensation program are variable, total compensation can fluctuate significantly year to year if performance targets are exceeded, achieved, or not attained. However, it is the opinion of the Committee that when performance targets are achieved, total compensation earned by executive officers will reach a level competitive with other executive officers in companies with similar size and characteristics.

         Total compensation is comprised of base salary, an annual cash bonus, a long-term stock incentive, and a long-term performance incentive.

         Base Salary - Increases in base salaries for fiscal 2002 ranged from 3% to 16% for executive officers.

         Annual Cash Bonus - The Committee approves annual cash bonus targets and the performance targets upon which the bonus will be earned by executive officers at the beginning of the fiscal year. At least one-half of the annual cash bonus for all executive officers is based upon the achievement of corporate earnings targets. Some executive officers may also have a portion of their annual cash bonus based upon achievement of individual business unit earnings targets. If the annual cash bonus is based on both corporate and individual business unit earnings, the weighting given to the corporate measure is 50%; the weighting given to the individual business unit measure, therefore, is 50%. No annual cash bonus is earned unless minimum earnings thresholds are achieved. The maximum that may be earned is 200% of the annual cash bonus target when earnings targets are exceeded by specified amounts.

         In 2002, the corporate earnings target was exceeded. All executives earned 150% of the portion of their annual cash bonus which was based upon the corporate earnings measure. Executive officers earned 200% of the portion of their annual cash bonus based on individual business unit earnings. In addition, two Executive Officers were awarded a discretionary bonus by the Committee.

         Long-Term Stock Incentive - The Long-Term Stock Incentive represents a value, in terms of compensation, which is earned by executives through a combination of a stock option award and a cash award based upon Total Shareholder Return (TSR). The Committee believes that stock options and awards based on TSR are a valuable method of tying executives' performance to the creation of shareholder value over the long term since the full benefit of the total compensation package cannot be realized unless an appreciation in the price of Common Stock of the Corporation occurs over a number of years. Stock options for fiscal year 2002 were awarded at the end of fiscal year 2001 and at the beginning of fiscal year 2002. The stock option awards, which vest over a three-year period, were granted to executive officers with an option exercise price equal to the fair market value, except in the case of the Chief Executive Officer's award granted at the end of fiscal 2001, which was awarded with an exercise price of 110% of the fair market value, of the Corporation's Common Stock as of the date of the awards. The Committee believes in encouraging share ownership by executives. Therefore, the number of shares and/or options currently held by executive officers is not a factor in determining individual option awards.

          The portion of the executive officers' Long-Term Stock Incentive which is comprised of a cash award may be earned over a period of time up to 5 years based upon the Corporation meeting or exceeding its peer group TSR. A portion of the award may be earned annually based upon achieving an annual TSR measure; and beginning with the third through fifth year, up to the full award may be earned based upon achieving a cumulative TSR measure. Awards are paid following the close of the fiscal year in which they are earned. Any unearned portion of the award after five years is forfeited. In 2002, Courier Corporation's three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group; and Courier Corporation's one-year total shareholder return exceeded the one-year total shareholder return of its peer group. Executives earned the remaining 50% of their cash award potential under the fiscal 2000 Long-Term Stock Incentive (the other 50% of the fiscal 2000 award having been earned and paid out in 2000 and 2001) and earned 25% of their cash award potential under the fiscal 2001 and fiscal 2002 Long-Term Stock Incentive. Award payouts were made following the close of fiscal 2002.

         Long-Term Performance Incentive - The Long-Term Performance Incentive is earned by executive officers based upon the Corporation achieving specific return on asset (ROA) targets each year within a three-year performance period. If the target is missed in any of the three years, a portion of the award is forfeited. Amounts earned under the plan are not paid until the end of the three-year performance period. The ROA target for the first year of the 2002 Long-Term Performance Incentive was achieved, and the earned award will be paid following the close of the 2004 fiscal year. The ROA target for the second year of the 2001 Long-Term Performance Incentive was achieved for 2002, and the earned award will be paid following the close of the 2003 fiscal year. The ROA target for the third year of the 2000 Long-Term Performance Incentive was achieved for 2002. Executives earned, in total, 100% of the 2000 Long-Term Performance Incentive award, and the payouts were made following the close of fiscal 2002.

CHIEF EXECUTIVE OFFICER PAY

         At the beginning of the fiscal year the Committee set Mr. Conway's total compensation for 2002. Compensation survey data of Chief Executive Officers of companies of similar revenue size and in similar markets as the Corporation were used as a guide for determining Mr. Conway's 2002 total compensation.

         Mr. Conway's 2002 total compensation is comprised of a base salary, the annual cash bonus, the Long-Term Stock Incentive, and the Long-Term Performance Incentive. Mr. Conway's base salary was increased for 2002 by 6%. Mr. Conway's annual cash bonus was based solely upon achieving corporate earnings targets. Since the corporate earnings target was exceeded, Mr. Conway earned 150% of his 2002 bonus potential. Mr. Conway's 2002 Long-Term Stock Incentive was comprised of a combination of two stock option awards, one which was granted to Mr. Conway at the end of fiscal year 2001 and one granted at the beginning of fiscal year 2002, and a cash award based upon Total Shareholder Return (TSR). The stock option awards vest over a three-year period. The stock option award granted at the end of fiscal 2001 was granted at an option price equal to 110% of the fair market value of the Corporation's Common Stock as of the date of the award. The stock option award granted at the beginning of fiscal 2002 was granted at an exercise price equal to the fair market value of the Corporation's Common Stock as of the date of the award. Since the Long-Term Stock Incentive is a component of the total compensation established for Mr. Conway by the Committee, a recognized stock option pricing model was used to determine the number of shares that corresponded to a specific amount of compensation. Therefore, the number of option shares awarded was not based on the number of shares currently held by Mr. Conway. In 2002, Mr. Conway earned the remaining 50% of his award potential under the fiscal 2000 Long-Term Stock Incentive (the other 50% of the fiscal 2000 award having been earned and paid out in 2000 and 2001) because Courier Corporation's three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group in fiscal 2002. Mr. Conway earned 25% of the fiscal 2001 and fiscal 2002 Long-Term Stock Incentive cash awards because Courier Corporation's one-year total shareholder return exceeded the one-year total shareholder return of its peer group in fiscal 2002. These Long-Term Stock Incentive cash awards were made following the close of fiscal 2002. Mr. Conway earned a portion of the fiscal 2000, 2001, and 2002 Long-Term Performance Incentive, as described above, by achieving specific return on assets targets. The award earned under the fiscal 2000 Long-Term Performance Incentive, which represented 100% of the total award that could be earned, was paid as of the close of fiscal 2002.

TAX LAW CHANGES

         In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Corporation. At this time, it is not anticipated that any executive officer of the Corporation will receive any such compensation in excess of this limit during 2002. At the recommendation of the Committee, the Board of Directors voted on November 27, 1995 to amend the 1993 Stock Incentive Plan to comply with
Section 162(m) of the Internal

Revenue Code. The Committee will continue to monitor this situation and will take additional actions if it is warranted in the future.

CLOSING

         The Committee believes that the executive compensation program implemented for 2002 successfully tied executive compensation to the achievement of significant corporate earnings, attainment of strategic goals, and increased shareholder value.

                  Kathleen Foley Curley     Arnold S. Lerner
                  Richard K. Donahue        W. Nicholas Thorndike
                  Edward J. Hoff

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

         The following table (the "Summary Compensation Table") sets forth information concerning compensation paid for the last three fiscal years to the Corporation's Chief Executive Officer, each of its four other most highly compensated executive officers serving at the end of the fiscal year ended September 28, 2002 (collectively, the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                      ----------------------
                                 ANNUAL COMPENSATION                    AWARDS                       PAYOUTS
                                 -------------------                    ------                       -------
                                                          OTHER       RESTRICTED       SECURITIES
                                                         ANNUAL         STOCK           UNDERLYING     LTIP      ALL OTHER
NAME AND                                              COMPENSATION      AWARDS           OPTIONS/     PAYOUTS   COMPENSATION
PRINCIPAL POSITION     YEAR     SALARY($)    BONUS($)     ($)(1)         ($)              SARs(#)       ($)        ($)(2)
------------------     ----     --------     -------- ------------    ----------        ----------    -------   ------------
J. F. Conway III       2002     360,000       300,000       0             0               13,150      164,370      47,405
Chairman, President    2001     340,000       218,750       0             0                9,000      152,451      48,262
and Chief Executive    2000     315,000       270,000    80,737           0               12,000      140,463      40,826
Officer

G. Q. Nichols          2002     300,000       337,500       0             0                    0       33,075      54,852
Corporate Senior       2001     289,469       266,500       0             0                3,000       34,500      59,313
Vice President and     2000     276,250       321,125       0             0                    0       40,000      55,080
Chairman of
National Publishing
Company

R. P. Story, Jr.       2002     280,000       277,500    26,288           0                9,650      124,429      39,328
Senior Vice            2001     265,000       200,000    19,827           0                7,500      118,243      42,137
President and Chief    2000     245,000       280,000       0          224,375            10,000      109,990      31,464
Financial Officer

P. D. Tobin            2002     169,423       173,750       0             0                3,000       20,125      11,915
Corporate Vice         2001     145,000        71,876       0           64,980             2,250       22,284      11,225
President and          2000     133,000       100,000       0             0                2,800       23,905       9,717
Exec. Vice
President of
National Publishing
Company

P. M. Folger           2002     150,000        85,000       0             0                2,250       20,287      13,312
Vice President         2001     138,000        56,250       0             0                2,250       20,598      13,250
and Controller         2000     130,003        80,000       0           57,250             3,000       20,351      11,064

(1) Includes tax assistance paid in fiscal 2002 on a restricted stock grant.

(2) Includes profit sharing contributions made during fiscal 2002 by the Corporation to individual accounts in the Profit Sharing and Savings Plan ("PSSP") as follows: Mr. Conway, $10,200; Mr. Nichols, $14,450; Mr. Story, $10,200; Mr. Tobin, $8,500; and Mr. Folger, $10,200. Also includes matching contributions by the Corporation to individual 401(k) accounts in the PSSP in fiscal year 2002 as follows: Mr. Conway, $2,675; Mr. Nichols, $2,718; Mr. Story, $2,687; Mr. Tobin, $2,861; and
         Mr. Folger, $2,618. Also includes the value of premiums paid on behalf of the Executive for group term life insurance in fiscal 2002 as follows: Mr. Conway, $1,161; Mr. Nichols, $1,000; Mr. Story, $928; Mr. Tobin, $554; and Mr. Folger, $494. Also includes amounts credited under the Courier Corporation Deferred Compensation Program in fiscal 2002 as follows: Mr. Conway, $33,369; Mr. Nichols, $36,684; and Mr. Story, $25,513.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows the individual grants of stock options under the Courier Corporation 1993 Stock Incentive Plan (the "1993 Stock Incentive Plan") to each of the Named Executive Officers during the fiscal year ended September 28, 2002.

                                                                                     GRANT DATE
                                    INDIVIDUAL GRANTS                                   VALUE
                     --------------------------------------------                   -------------
                       NUMBER OF        % OF TOTAL
                        SHARES            OPTIONS
                      UNDERLYING         GRANTED TO     EXERCISE OR                  GRANT DATE
                        OPTIONS         EMPLOYEES IN    BASE PRICE    EXPIRATION    PRESENT VALUE
      NAME          GRANTED (#)(1)      FISCAL YEAR     ($/SH)(2)        DATE           ($)(3)
      ----          --------------      ------------    -----------   ----------    -------------
J. F. Conway III        2,500             3.9%            30.95        11/8/08         28,350
                        3,500             5.5%            41.84        9/26/07         35,146
                        7,150            11.2%            38.04        9/26/09         97,842

G. Q. Nichols             -                -                -             -               -

R. P. Story, Jr.        1,000             1.6%            30.95        11/8/08         11,340
                        8,650            13.5%            38.04        9/26/09        118,368

P. D. Tobin             3,000             4.7%            38.04        9/26/09         41,053

P. M. Folger            2,250             3.5%            38.04        9/26/09         30,789


(1) The options awarded to Messrs. Conway, Story, Tobin and Folger vest over a three-year period, in three equal installments. Options granted are not assignable, except by the laws of descent and distribution or by will. The 1993 Stock Incentive Plan provides that the Board of Directors will determine the effect that the death of an option holder or the termination of his employment will have upon the exercisability of the option. Option vesting may be accelerated in the event of change in control of the Corporation.

(2) The exercise prices of the options awarded to Messrs. Story, Tobin and Folger are the fair market values of the Common Stock on the date of grant, as are the non-qualified options for 2,500 and 7,150 shares awarded to Mr. Conway. The exercise price of the incentive stock option for 3,500 shares awarded to Mr. Conway is 110 % of the fair market value of the Common Stock on the date of grant.

(3) The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options. The Black-Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of and dividend yield on the security underlying the option, a risk-free rate of return on the date of grant, and the term and exercise price of the option. In calculating the grant date present values set forth in the table, a factor of 32.4% has been assigned to the volatility of the Common Stock, based on the average weekly stock price for the three years preceding the date of grant; the yield on the Common Stock has been set at 1.08%, based upon the annual dividend rate in effect on the date of grant; the risk-free interest rates have been fixed at 2.75% and 3.44% for periods of five and seven years, the rates for U.S. Treasury Notes, with terms comparable to the option terms, on the date of grant as reported in the Federal Reserve Statistical Release, and the exercise of the options has been assumed to occur at the end of the actual option terms of five and seven years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, that may be realized by each individual will depend on the market price of Common Stock on the date of exercise.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The following table shows each stock option exercised during the fiscal year ended September 28, 2002 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis.

                                                                    NUMBER OF                      VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR END (#)            AT FISCAL YEAR END ($) (1)
                                                              -----------------------           --------------------------
                  SHARES ACQUIRED          VALUE
     NAME         ON EXERCISE (#)      REALIZED ($)(1)    EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
    -----         ---------------      ---------------    -----------      -------------      -----------      -------------
J. F. Conway III       9,000               239,220          24,000             25,150           450,210           202,135

G. Q. Nichols            0                    0              1,000              2,000            15,510            31,020

R. P. Story, Jr.       6,862               207,919          33,499             19,650           802,597           181,380

P. D. Tobin              0                    0              6,925              5,900           151,404            50,467

P. M. Folger           2,047                73,096          10,500              5,250           253,920            52,575

(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year end, as the case may be.

             LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL YEAR 2002

         The following table describes long-term incentives awarded for the fiscal year 2002 to 2006 performance period under the Corporation's Long-Term Incentive Plan to the Named Executive Officers. Awards are payable in cash only.

                     PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE
                      OR OTHER                      BASED PLANS
                    PERIOD UNTIL    ----------------------------------------------
                    MATURATION OR     THRESHOLD         TARGET          MAXIMUM
     NAME              PAYOUT            ($)              ($)             ($)
     ----           -------------     ---------         ------          -------
J. F. Conway III      2002-2004        28,750          115,000          115,000
                      2002-2006        24,080           96,320           96,320

G. Q. Nichols         2002-2004          0                0                0
                      2002-2006         4,075           16,298           16,298

R. P. Story, Jr.      2002-2004        25,000          100,000          100,000
                      2002-2006        14,311           57,244           57,244

P. D. Tobin           2002-2004         6,250           25,000           25,000
                      2002-2006         1,806            7,223            7,233

P. M. Folger          2002-2004         5,500           22,000           22,000
                      2002-2006         1,056            4,223            4,223

         Two long-term incentive plans are provided, one with a three-year performance period and based upon achievement of specific return on asset targets, and one with up to a five-year performance period and based upon achievement of specific total shareholder return compared to the Corporation's peer group. In 2002 the threshold amount, which represents 25% of the target amount, has been earned under both plans because 2002 targets were achieved. For the plan based upon return on assets, 75% of the target amount may be earned over the next two years. For the plan based upon total shareholder return, 75% of the target amount may be earned over the next four years. The threshold amount is 25% of the target amount although it can be as low as 0% for both plans.

SENIOR EXECUTIVE SEVERANCE PROGRAM

         Messrs. Conway, Nichols, Story, and Folger are parties to agreements pursuant to the Corporation's Senior Executive Severance Program (the "Severance Program") entered into by Messrs. Conway, Nichols and Story in October 1988, and by Mr. Folger in January 1999. In accordance with the Severance Program, if a "change in control" of the Corporation, as defined in the Severance Program, occurs while one of these individuals is an employee of the Corporation, and his employment is subsequently terminated for reasons other than death, disability, retirement or termination for cause, he shall be entitled to a severance payment and continuation of participation for up to 36 months in certain medical, group life and similar benefit plans of the Corporation. In addition, in the event of a change in control each such individual shall receive a severance payment and benefits if he terminates his employment for "good reason", defined in the Severance Program to include changes in his duties or titles inconsistent with his duties or titles prior to the change in control, reduction within a twelve-month period in his base salary or failure to increase his base salary by at least the average percentage increase for all officers of the Corporation, or reductions or termination of incentive or benefit plans or programs in which he participated prior to the change in control. The severance payment, which is due in a lump sum, is an amount equal to a multiple of 1 to 2.5 times the individual's average annual salary and bonus paid during the five calendar years preceding the change in control. The multiple is based upon years of service with the Corporation; provided that a minimum multiple of 2.0 is prescribed for the Chairman of the Board of Directors, the Chief Executive Officer, the President and the Chief Operating Officer prior to the change in control. The multiple presently applicable to Mr. Nichols is 2.5, and to Messrs. Conway, Story and Folger is 2.

OTHER RETIREMENT BENEFITS

         In June 1992, the Board of Directors approved, and on November 7, 1996 amended, a Supplemental Retirement Benefit Agreement with Mr. Nichols, providing for a supplemental annual benefit payable after his retirement (his "Benefit"). Mr. Nichols' Benefit will be paid as a single life annuity in monthly installments from the date of Mr. Nichols' retirement until his death. On November 9, 2000, the Board of Directors voted to increase the annual amount of the benefit to $70,000 upon retirement at or over his current age of 73. Mr. Nichols may elect to have the Benefit paid in a different form of annuity having an equivalent actuarial value. In the event that Mr. Nichols dies before he retires and is survived by his spouse, a monthly benefit will be paid to his spouse for her life in an amount equal to the Benefit she would have received upon Mr. Nichols' death had he retired on the day preceding his death. If Mr. Nichols has not selected an alternative form of annuity before his death, the spousal benefit will be determined as if he had selected a joint and 100% survivor annuity. In the event of a "change in control" of the Corporation (as defined in the Supplemental Retirement Benefit Agreement) during Mr. Nichols' employment or the payment period of the Benefit, the "commuted value" of the Benefit will be paid to Mr. Nichols within 60 days after the change in control. The commuted value of the Benefit is the present value of the Benefit remaining to be paid at the time of the change in control, assuming that Mr. Nichols will survive for a period equal to his life expectancy, and applying a rate of interest equal to the Internal Revenue Service applicable federal rate for that period.

EMPLOYMENT AGREEMENTS

         The Corporation has an employment agreement with Mr. Nichols effective as of March 3, 1993. Mr. Nichols became Chairman of National Publishing Company in 2000, having served as President since 1976. Mr. Nichols currently works full time. The employment agreement provides that Mr. Nichols may elect part-time employment at a reduced level of compensation with current benefits remaining unchanged. The Corporation may not terminate Mr. Nichols' employment other than for cause.

                        FIVE YEAR STOCK PERFORMANCE GRAPH

         The graph below compares the Corporation's cumulative total stockholder return on its Common Stock with the cumulative total return on the Standard & Poor's 500 stock index (the "S&P 500 Index"), and a peer group of companies selected by the Corporation for purposes of the comparison and described more fully below (the "Peer Group"). This graph assumes the investment of $100 on October 1, 1997 in each of Courier Common Stock, the S&P 500 Index, and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500, and Peer Group indices.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
               COURIER CORPORATION, S&P 500 INDEX, AND PEER GROUP


                      9/97        9/98       9/99        9/00        9/01        9/02
Courier              100.00      147.19     179.65       221.28     251.92       446.84

S&P 500              100.00      109.05     139.37       157.88     115.85        94.88

Peer Group           100.00      103.06      89.91        90.54      92.22       113.33


         The Peer Group is made up of the following companies: Banta Corporation; Bowne & Co.; Cadmus Communications Corporation; Ennis Business Forms, Inc.; New England Business Services, Inc.; The Standard Register Company; Thomas Nelson, Inc.; and John Wiley & Sons. Inc.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on a review of the reports of changes in beneficial ownership of the Corporation's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and Directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 28, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Donahue, Hoff, Lerner, and Thorndike and Dr. Curley. Mr. Conway is a Director of Enterprise Bank and Trust Company ("Enterprise") in Lowell, MA and a member of the Enterprise compensation committee. Mr. Lerner is a Director, Vice Chairman of the Board of Directors and Clerk of Enterprise and a member of its compensation committee. However, Mr. Lerner is not an "executive officer" of Enterprise and is "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.


                        SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee has recommended to the Board of Directors the appointment of, and the Board of Directors has redesignated, the firm of Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending September 27, 2003. The firm became independent auditors for the Corporation in 1996.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.


                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         The Corporation expects to hold its 2004 Annual Meeting on January 15, 2004. Eligible stockholders may present proposals for inclusion in the Corporation's 2004 Annual Meeting Proxy Statement, provided the proposals comply with applicable Securities and Exchange Commission regulations and are received by the Corporation no later than August 12, 2003. Any proposal intended to be included in the Corporation's 2004 Annual Proxy Statement should be sent to the Corporation at 15 Wellman Avenue, North Chelmsford, Massachusetts 01863,
Attention: Robert P. Story, Jr., Senior Vice President and Chief Financial Officer.

         Stockholders who want to present business for action at the 2004 Annual Meeting, other than proposals included in the 2004 Annual Proxy Statement, must follow the procedures described in the Corporation's By-laws. The By-laws provide that stockholder proposals or nominations for director may be made only by a stockholder of record who is entitled to vote at the meeting and has given the Corporation advance notice of the proposed business or nomination. For the 2004 Annual Meeting, the Corporation must receive the stockholder's notice between September 18, 2003, and October 18, 2003. If there is a special meeting, or if the 2004 Annual Meeting is called for a date prior to December 17, 2003 or after March 16, 2004, the Corporation must receive the stockholder's notice not earlier than the close of business on the 120th day prior to the special meeting or the 2004 Annual Meeting, as the case may be, and not later than the close of business on the later of (1) the 90th day prior to the special meeting or the 2004 Annual Meeting, as the case may be, or (2) the 10th day following the day on which the public announcement of the date of the special meeting or the 2004 Annual Meeting is first made. The proposal must also comply with the other requirements contained in the

Corporation's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

VOTING OF PROXIES

         The persons named in the enclosed Proxy will vote as directed in the Proxy and, in the absence of such direction, will vote in favor of the action specified in Item 1 of the Proxy. The shares will be voted on such other matters as may properly come before the meeting in accordance with the best judgement of the Proxy holder including voting for election of a Director in place of any person named above who may not be available for election. The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting.

                                       By order of the Board of Directors,


                                       F. BEIRNE LOVELY, JR., Clerk


15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 6, 2002


         IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 DETACH HERE




                             COURIER CORPORATION

      PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS -- JANUARY 16, 2003 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Courier Corporation (the "Corporation") hereby constitutes and appoints Robert P. Story, Jr., Richard K. Donahue and Edward
J. Hoff, and each of them singly, with full power of substitution, the attorneys and Proxies of the undersigned, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of the Corporation to be held on January 16, 2003, commencing at 11:00 a.m., and/or at any adjournment or adjournments thereof (the Proxy Statement in connection therewith and due notice of the time, place and purposes of such a meeting have been received by the undersigned) and at such meeting and/or any adjournment or adjournments thereof to vote and act with respect to all shares of Common Stock of the Corporation standing in the name of the undersigned or in respect of which the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present at said meeting and/or any adjournment or adjournments thereof and especially to vote as follows, a majority of said attorneys and Proxies, or any one if only one be present, to have all powers of said attorneys or Proxies.

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                  PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                  RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------

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Please sign this proxy exactly as your name(s) appear(s) on the books of the
Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

------------------------------------   ---------------------------------------

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


COURIER CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940




Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held on January 16, 2003 at Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts 01879.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

COURIER CORPORATION





                                  DETACH HERE

    PLEASE MARK
|X| VOTES AS IN
    THIS EXAMPLE

-----------------------------------------------------------------------------
                              COURIER CORPORATION
-----------------------------------------------------------------------------

    1. Election of Directors: (01) James F. Conway III, (02) Kathleen Foley Curley and (03) W. Nicholas Thorndike (as Class B Directors).

             FOR                        WITHHELD
             ALL   | |              | | FROM ALL
          NOMINEES                      NOMINEES

       | | __________________________________________
           For all nominees except as noted above

    2. To transact such other business as may properly come before the meeting and/or any adjournment or adjournments thereof.

       Mark box at right if an address change or comment has been   | |
       noted on the reverse side of this card.


    The undersigned hereby ratifies and confirms all that said attorneys and Proxies and each of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof, revoking any proxy heretofore given with respect to such shares.

    IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1) AND
    (2) AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ATTORNEYS AND PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

    Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please given full title as such.


Signature:________________ Date:_______ Signature:________________Date:_______